EX-99.1 PRESS RELEASE

Exhibit 99.1

Contact: Jonathan Mullins, President and CEO

(276) 873-7705 jon@newpeoplesbank.com

For Immediate Release

New Peoples Bankshares, Inc. Announces

3rd Quarter 2009 Results

Honaker, Va., November 10, 2009....New Peoples Bankshares, Inc. (quarterly consolidated results unaudited) reported today a total net loss after tax of $6,290,000 or $0.63 per basic share and $0.62 per diluted share for the quarter ended September 30, 2009 as compared to net income of $1,395,000, or $0.14 per basic and diluted share for the same period in 2008. Total net loss year-to-date as of September 30, 2009 was $4,835,000, or $0.48 per basic and diluted share, as compared to a net income of $3,325,000 or $0.33 per basic share and $0.32 per diluted share for the respective period in 2008.

Total assets continued growing to $846,717,000 at September 30, 2009 from $807,898,000 at December 31, 2008, an increase of $38,819,000, or 4.80%. Deposit growth has also continued throughout 2009 as reflected by an increase of $43,814,000, or 6.21%, from $705,868,000 at December 31, 2008 to $749,502,000 at September 30, 2009. Total loans have increased $42,956,000, or 5.96%, to $764,130,000 at September 30, 2009 from $721,174,000 at December 31, 2008. Net interest income was nearly the same for the third quarter of 2009 at $7,976,000 as compared to $7,951,000 in 2008. Year-to-date net interest income 2009 has increased $1,483,000, or 6.80%, to $23,297,000 from $21,814,000 in 2008.

Jonathan Mullins, President and CEO commented, “We are in the middle of the worst recession since the Great Depression and in challenging times, difficult decisions are made. It was a difficult decision to increase the allowance for loan loss and report a net loss. However, the economic recession warranted a more conservative assessment of the potential risks that are present in our loan portfolio. Based on the identified risks and downgrades of risk ratings of some of our loan relationships, we prudently made this provision and strengthened the balance sheet. We continue to see asset, loan and deposit growth, and a net interest margin in line with our historic experience.”

The net loss for the Company’s 2009 third quarter and year-to-date resulted solely from a noncash charge of $12,768,000, which was taken during the third quarter to increase the allowance for loan loss from $6,904,000 (or 0.96 % of total loans) as of December 31, 2008 to $18,853,000 (or 2.47% of total loans) as of September 30, 2009. The allowance for loan loss has been increased to a level that management deems appropriate to absorb any potential future losses and known impairment within the loan portfolio whether or not the losses are actually ever realized.

Mullins cautioned, “The allowance for loan loss is a non-cash charge that is reserved like a ‘rainy-day’ fund against potential future losses. When you need it, it is there. This is the result of cautious risk management in a recession period in which loan losses are more likely for a bank. Year-to-date, our annualized net charge-offs to average loans is 0.15% at September 30, 2009 which is well below banks similar to our size both nationwide and in Virginia. Obviously, we cannot perfectly predict future losses. However, unless a further recession occurs, we believe the Bank is positioned to return to more normalized financial results in the near future with a large reserve to absorb potential losses.”

Several factors contributed to the decision to increase the allowance for loan losses. Economic conditions remain weak on the national level with an uncertain time frame that a sustained recovery will occur. The local economy has been affected by the recession with higher unemployment figures throughout 2009. In addition, the loan portfolio has a high concentration in commercial real estate and inherent risks exist in this sector of the economy. Non-performing assets, which includes nonaccrual loans, loans past due over 90 days still accruing interest and other real estate owned have increased from $8,943,000 at December 31, 2009 to $26,324,000 at September 30, 2009, as well. With these growing risk factors for the Company, management has taken an aggressive approach in evaluating the allowance for loan losses and has adjusted the reserve accordingly. The increase in the loan loss reserve cushions any potential loss resulting from these non-performing loans.

At September 30, 2009, total impaired loans were $28,717,000 with an estimated loss exposure and valuation allowance of $1,583,000 made for potential loss. This is in comparison to total impaired loans of $6,844,000 with a valuation allowance for potential loss of $218,000 at December 31, 2008. There has been an increase in nonaccrual loans from $6,414,000 at December 31, 2008 to $20,047,000 at September 30, 2009. The nonaccrual loan totals are included in the total impaired loans for each period. A large portion of the loans in nonaccrual status are loans in the coastal Carolina region which has been affected more negatively in the recession than our local market.

Mullins commented, “We are working aggressively to reduce impaired loans and other nonperforming assets; however, it will take a while. We may continue to see an increase in these until the economy begins to pick up. We have also tightened underwriting requirements to reduce the amount of risky loans that are added to the loan portfolio.”

Mullins further stated, “We appreciate the loyalty of our customers, employees, the community and our shareholders. I assure each of you, we have a strong management team successfully leading in these challenging times.”

New Peoples Bank, Inc., a wholly owned subsidiary of New Peoples Bankshares, Inc., currently operates thirty-one full service locations as well as a financial services division, New Peoples Financial Services which offers insurance and investment services and products.

Selected financial highlights are shown below.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. New Peoples Bankshares, Inc. (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by New Peoples Bank, Inc. (the “Bank”), a subsidiary of New Peoples Bankshares, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission.

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New Peoples Bankshares, Inc.

Consolidated Statements of Income

(In Thousands, Except Share and Per Share Data)(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Interest and Dividend Income
Loans including fees	$12,460	$13,219	$37,479	$39,214
Federal Funds Sold	3	18	19	31
Investments	38	81	123	304
Total Interest and Dividend Income	12,501	13,318	37,621	39,549

Interest Expense
Deposits
Demand	56	62	172	173
Savings	194	207	774	463
Time Deposits	3,824	4,536	11,975	15,387
FHLB Advances	266	288	795	931
Line of credit borrowing	63	58	188	71
Trust Preferred Securities	122	216	420	710
Total Interest Expense	4,525	5,367	14,324	17,735

Net Interest Income	7,976	7,951	23,297	21,814
Provision For Loan Losses	11,800	350	12,768	900

Net Interest Income (Loss) After
Provision For Loan Losses	(3,824)	7,601	10,529	20,914

Noninterest Income
Service Charges	723	724	1,941	2,057
Fees, commissions and other income	538	553	1,663	1,811
Life insurance investment income	93	110	310	333
Total Noninterest Income	1,354	1,387	3,914	4,201

Noninterest Expenses
Salaries and employee benefits	4,039	4,015	11,950	11,731
Occupancy Expense	1,004	968	3,070	3,105
Other real estate	37	31	317	84
FDIC insurance premiums	424	184	1,335	532
Computer software maintenance & licenses	190	168	566	456
Other operating expenses	1,436	1,520	4,747	4,357
Total Noninterest Expenses	7,130	6,886	21,985	20,265

Income (Loss) Before Income Taxes	(9,600)	2,102	(7,542)	4,850

Income Tax Expense (Benefit)	(3,310)	707	(2,707)	1,525

Net Income (Loss)	$(6,290)	$1,395	$(4,835)	$3,325

Earnings (Loss) Per Share
Basic	$(0.63)	$0.14	$(0.48)	$0.33
Fully Diluted	$(0.63)	$0.14	$(0.48)	$0.32

Average Weighted Shares Outstanding
Basic	10,008,962	10,002,106	10,008,903	9,980,348
Fully Diluted	10,008,962	10,211,898	10,008,903	10,234,909

New Peoples Bankshares, Inc.

Quarterly Performance

Income Statements
(In Thousands, Except Share and Per Share Data)(Unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008
Interest and Dividend Income
Loans including fees	$12,460	$12,679	$12,340	$12,697	$13,219
Federal Funds Sold	3	11	5	4	18
Investments	38	25	61	67	81
Total Interest and Dividend Income	12,501	12,715	12,406	12,768	13,318

Interest Expense
Deposits
Demand	56	56	60	67	62
Savings	194	269	311	219	207
Time Deposits	3,824	3,975	4,176	4,430	4,536
FHLB Advances	266	268	261	286	288
Line of credit borrowing	63	62	62	63	58
Trust Preferred Securities	122	145	153	295	216
Total Interest Expense	4,525	4,775	5,023	5,360	5,367

Net Interest Income	7,976	7,940	7,383	7,408	7,951
Provision For Loan Losses	11,800	550	418	600	350

Net Interest Income (Loss) After
Provision For Loan Losses	(3,824)	7,390	6,965	6,808	7,601

Noninterest Income
Service Charges	723	669	549	647	724
Fees, commissions, and other income	538	597	528	560	553
Life insurance investment income	93	116	100	142	110
Total Noninterest Income	1,354	1,382	1,177	1,349	1,387

Noninterest Expenses
Salaries and employee benefits	4,039	3,955	3,957	3,897	4,015
Occupancy Expense	1,004	1,034	1,031	1,003	968
Other real estate	37	171	109	(696)	31
FDIC insurance premiums	424	713	197	191	184
Computer software maintenance & licenses	190	185	190	172	168
Other operating expenses	1,436	1,948	1,365	1,787	1,520
Total Noninterest Expenses	7,130	8,006	6,849	6,354	6,886

Income (Loss) Before Income Taxes	(9,600)	766	1,293	1,803	2,102

Income Tax Expense (Benefit)	(3,310)	215	387	391	707

Net Income (Loss)	$(6,290)	$551	$906	$1,412	$1,395

Earnings (Loss) Per Share
Basic	$(0.63)	$0.05	$0.09	$0.14	$0.14
Diluted	$(0.63)	$0.05	$0.09	$0.14	$0.14

Average Weighted Shares Outstanding
Basic	10,008,962	10,008,924	10,008,902	10,008,862	10,002,106
Diluted	10,008,962	10,195,228	10,187,461	10,227,785	10,211,898

New Peoples Bankshares, Inc.

Quarterly Balance Sheets

(Unaudited)

(In Thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008
ASSETS

Cash and due from banks	$26,099	$27,424	$19,347	$22,099	$20,469
Federal Funds Sold	-	1,020	3,578	1,813	360
Total Cash and Cash Equivalents	26,099	28,444	22,925	23,912	20,829

Investment securities
Available-for-sale	2,650	2,677	2,402	3,449	4,404

Loans Receivable	764,130	747,746	735,259	721,174	708,556
Allowance for loan losses	(18,853)	(7,370)	(7,121)	(6,904)	(6,831)
Net Loans	745,277	740,376	728,138	714,270	701,725

Bank premises and equipment, net	36,028	36,305	36,648	36,829	36,614
Equity securities (restricted)	4,018	4,009	4,028	3,903	4,256
Other real estate owned	5,703	5,058	3,920	2,496	1,618
Accrued interest receivable	4,681	4,596	4,631	4,537	4,914
Life insurance investments	10,419	10,331	10,236	10,153	10,027
Goodwill and other intangibles	4,514	4,550	4,589	4,633	4,677
Other assets	7,328	3,877	3,534	3,716	3,250

Total Assets	$846,717	$840,223	$821,051	$807,898	$792,314

LIABILITIES

Deposits:
Demand Deposits:
Noninterest bearing	$91,515	$94,176	$95,812	$95,448	$95,430
Interest-bearing	40,582	38,008	39,308	34,498	37,655
Savings deposits	74,456	72,109	79,733	89,787	67,226
Time deposits	542,949	532,102	503,748	485,955	485,223
Total Deposits	749,502	736,395	718,601	705,688	685,534

Federal funds purchased	889	-	-	-	265
Federal Home Loan Bank advances	25,684	25,983	26,282	26,582	31,983
Accrued interest payable	1,569	1,793	1,700	2,155	2,025
Accrued expenses and other liabilities	2,193	2,876	1,842	1,741	2,628
Line of credit borrowing	4,900	4,913	4,913	4,913	4,512
Trust preferred securities	16,496	16,496	16,496	16,496	16,496

Total Liabilities	801,233	788,456	769,834	757,575	743,443

STOCKHOLDERS’ EQUITY

Common stock	20,018	20,018	20,017	20,017	20,018
Additional paid-in-capital	21,683	21,683	21,683	21,683	21,683
Retained earnings	3,741	10,031	9,482	8,576	7,164
Accumulated other comprehensive income	42	35	35	47	6

Total Stockholders’ Equity	45,484	51,767	51,217	50,323	48,871

Total Liabilities and Stockholders’ Equity	$846,717	$840,223	$821,051	$807,898	792,314

Actual shares outstanding at period end	10,008,962	10,008,962	10,008,902	10,008,902	10,008,842